EXHIBIT 32.2

Certification

Pursuant to 18 U.S.C. Section 1350, I, Michael J. Mancuso, Vice President and Chief Financial Officer of Computer Sciences Corporation (the “Company”), hereby certify that:

(1)
the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended July 3, 2009 (the “Report”),  fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 7, 2009	/s/ Michael J. Mancuso
Michael J. Mancuso
Vice President and Chief Financial Officer